DATED THIS 17TH DAY OF AUGUST, 2001

BETWEEN

NU SKIN ENTERPRISES, INC.
(as VENDOR)

AND

KIOW KIM YOON
(as PURCHASER)

SALE & PURCHASE AGREEMENT
(in respect of 600,000 ordinary shares of RM1.00 each in
NU SKIN MALAYSIA HOLDINGS SDN. BHD.)

KHAW & PARTNERS
ADVOCATES& SOLICITORS
KUALA LUMPUR

         THIS AGREEMENT is made this 17th day of August 2001

BETWEEN

NU SKIN ENTERPRISES, INC., a company incorporated in the State of Delaware, United States of America and having its principal place of business at 75 West Center Street, Provo, Utah 84601, United States of America of the one part

AND

KIOW KIM YOON, FRANKIE (NRIC No. 570723-08-6077) (Former NRIC No. 5276427) of 27, Jalan Keruing, Kebun-Teh Park, Johor Baru of the other part.

WHEREAS:-

I.	NSMH

A)	NSMH is a private limited company incorporated in Malaysia on 3.7.2001.

B)	As at the date of this Agreement:-

i)	the authorised share capital of NSMH is RM100,000.00 (Ringgit One Hundred Thousand) divided into 100,000 (One Hundred Thousand) Ordinary NSMH Shares;

ii)	the issued and paid up share capital of NSMH is RM2.00 (Ringgit Two) divided into 2 (Two) Ordinary NSMH Shares and held entirely by the VENDOR; and

iii)	NSMH is currently not carrying on any business.

II.	NSM

A)	NSM, a wholly owned subsidiary of NSMH, is a private limited company incorporated in Malaysia in 19.9.1996

B)	As at the date of this Agreement:-

i)	the authorised share capital of NSM is RM100,000.00 (Ringgit One Hundred Thousand) divided into 100,000 (One Hundred Thousand) Ordinary NSM Shares;

ii)	the issued and paid up share capital of NSM is RM2.00 (Ringgit Two) divided into 2 (Two) Ordinary NSM Shares and held entirely by NSMH; and

iii)	NSMH is currently not carrying on any business.
III.	APPLICATION BY NSM OF A DIRECT SALE LICENCE

A)	NSM is desirous of undertaking a multi-level direct sales business in Malaysia and is preparing an application for submission to the MDTCA for the issue by the MDTCA to NSM of a DS Licence.

B)	To fulfil the equity requirements set out by the MDTCA pursuant to the DS Guidelines, the VENDOR is willing to restructure NSMH (as the holding company of NSM) and to divest, in the manner described in Recital III(C), its right to 70% (Seventy percent) of its effective equity shareholdings in NSM to Malaysians, including 30% (Thirty percent) thereof to Bumiputera Malaysian.

C)	The VENDOR intends, by this Agreement, to divest to the PURCHASER, its right to 40% (Forty Percent) of the share capital of NSMH as restructured. As the VENDOR is currently identifying prospective Malaysian Bumiputera investor(s) with a view to divesting the 10% Block to such investor(s), the PURCHASER understands and accepts that, following the completion of the sale and purchase of the Sale Shares, his equity interest in the enlarged share capital of NSMH will be diluted and so as to maintain the PURCHASER’s shareholdings in NSMH at 40% (Forty Percent), the VENDOR is willing to divest further Ordinary NSMH Shares to the PURCHASER [or his nominee(s)] upon such terms and conditions to be agreed upon. The VENDOR is currently in discussion with LEMBAGA TABUNG ANGKATAN TENTERA with a view to its being the Malaysian Bumiputera investor to take up the 10% Block pursuant to the proposed divestment.

D)	As currently envisaged, NSM’s equity restructuring exercise for the purposes of compliance with the DS Guidelines will encompass the following:-

i)	following the grant by MTDCA of the DS Approval, the VENDOR will do the following acts and things in the following order:-

a)	cause NSMH to increase its authorised share capital to RM5,000,000.00 (Ringgit Five Million) divided into 2,500,000 (Two Million and Five Hundred Thousand) Ordinary NSMH Shares and 2,500,000 (Two Million and Five Hundred Thousand) ICPS;

b)	cause NSMH to increase its issued share capital to RM2,500,000.00 (Ringgit Two Million and Five Hundred Thousand) divided into 2,500,000 (Two Million and Five
Hundred Thousand) ICPS, all of which are to be subscribed for by the VENDOR at par payable upon allotment;

c)	cause NSM to increase its authorised share capital to RM5,000,000.00 (Ringgit Five Million) divided into 5,000,000 (Five Million) Ordinary NSM Shares;

d)	cause NSM to increase its issued share capital to RM2,500,000.00 (Ringgit Two Million and Five Hundred Thousand) divided into 2,500,000 (Two Million and Five Hundred Thousand) Ordinary NSM Shares, all of which are to be subscribed for by NSMH at par payable upon allotment;

e)	convert 1,500,000 (One Million and Five Hundred Thousand) ICPS into 1,500,000 (One Million and Five Hundred Thousand) Ordinary NSMH Shares;

f)	complete in accordance with the provisions of this Agreement, the sale by the VENDOR to the PURCHASER of the Sale Shares; and

g)	complete in accordance with the provisions of the SPA(Nadzmi), the sale by the VENDOR to Dato’ Nadzmi of 450,000 (Six Hundred Thousand) Ordinary NSMH Shares comprising 30% (Thirty Percent) of NSMH’s total issued share capital immediately upon the completion of SPA(Nadzmi).

ii)	following the fulfilment of all of the conditions precedent contained in SPA(OBI), the VENDOR will do the following acts and things in the following order:-

a)	convert 750,000 (Seven Hundred and Fifty Thousand) ICPS held by it in NSMH into 750,000 (Seven Hundred and Fifty Thousand) Ordinary NSMH Shares;

b)	complete, in accordance with the provisions of SPA(OBI), the sale by the VENDOR to the Other Bumiputera Investor of the 10% Block; and

c)	divest to the PURCHASER [or his nominee(s)], a further 300,000 (Three Hundred Thousand) Ordinary NSMH Shares so as to maintain his equity shareholding interest in NSMH at 40% (Forty Percent) of NSMH’s enlarged share capital.

IV.	AGREEMENT FOR SALE AND PURCHASE OF SALE SHARES

The PURCHASER wishes to purchase and the VENDOR is willing to sell to the PURCHASER, the Sale Shares on a willing buyer and willing seller basis at the Purchase Price upon the terms and subject to the conditions hereinafter appearing.

V.	SPA(Nadzmi)

Prior to or simultaneously with the execution of this Agreement, the VENDOR will enter into the SPA(Nadzmi) whereby the VENDOR will sell to Dato’ Nadzmi, upon the terms and subject to the conditions therein appearing, 450,000 (Four Hundred and Fifty Thousand) Ordinary NSMH Shares.

NOW IT IS HEREBY AGREED as follows:-

1.	DEFINITIONS & INTERPRETATION

1.1.	Definitions

In this Agreement, unless the context otherwise requires, the following expressions shall have the meanings set forth opposite such expressions:-

"Completion"	:	the completion in accordance with the provisions of this Agreement of the sale by the VENDOR and the purchase by the PURCHASER of the Sale Shares

"Completion Confirmation"	:	the confirmation (substantially in the form of "Annexure 1") signed by the Parties upon Completion of the Sale Shares pursuant to Clause 4.3

"Completion Date"	:	the date stipulated by the VENDOR and occurring during the Completion Period on which Completion takes place

"Completion Period"	:	a period of 30 (Thirty) days commencing from the date on which all of the Conditions Precedent are fulfilled in accordance with the provisions of this Agreement

"Conditional Period"	:	a period of 3 (Three) calendar months commencing from the date of this Agreement and expiring on a date corresponding to the date of this Agreement (or such longer period as the Parties may mutually agree upon in writing)

"Conditions Precedent"	:	the conditions set forth in Clauses 2.1.1 to 2.1.4

"DS Application"	:	the application by NSM to MDTCA (in terms acceptable to NSM) for the grant of a DS Licence pursuant to the Direct Sales Act 1993 and the DS Guidelines

"DS Approval"	:	the approval of MDTCA described in Clause 2.1.1 and includes the reply to an appeal lodged therefor

"DS Guidelines"	:	the Guidelines for the Application of a Direct Sale Licence and the Guidelines on Foreign Participation in Wholesale and Retail Trade

"DS Licence"	:	a multi-level direct sales licence issued pursuant to the Direct Sales Act 1993

"Dato' Nadzmi"	:	DATO' MOHD NADZMI BIN MOHD SALLEH (NRIC No. 540501-03-5293) of No. 36-1, Jalan PJU8/5B, Perdana Business Centre, Bandar Damansara Perdana, 47820 Petaling Jaya, Selangor Darul Ehsan

"Effective Clauses"	:	Clauses 1, 2 and 6 to 19

"ICPS"	:	an irredeemable convertible non voting preference share having a par value of RM1.00 (Ringgit One) each in NSMH

"Indebtedness"	:	the Purchase Price and all interest accrued thereon or any part thereof remaining unpaid by the PURCHASER from time to time to the VENDOR

"MDTCA"	:	Ministry of Domestic Trade & Consumer Affairs

"NSM"	:	NU SKIN (MALAYSIA) SDN. BHD. (Company No. 402787-V), a company incorporated in Malaysia under the Companies Act 1965 and having its registered address at c/o 6th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur

"NSMH"	:	NU SKIN MALAYSIA HOLDINGS SDN. BHD. (Company No. 552189-P), a company incorporated in Malaysia under the Companies Act 1965 and having its registered address at c/o 6th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur

"Ordinary NSM Share"	:	an ordinary share having a par value of RM1.00 (Ringgit One) in NSM

"Ordinary NSMH Share"	:	an ordinary share having a par value of RM1.00 (Ringgit One) in NSMH

"Other Bumiputera Investor"	:	such prospective Malaysian Bumiputera investor(s) (other than Dato’ Nadzmi) as is identified by and as is acceptable to the VENDOR to acquire the 10% Block

"Parties"	:	the VENDOR and the PURCHASER

"Party"	:	either of the Parties

"PURCHASER"	:	KIOW KIM YOON, FRANKIE above described

"Purchase Price"	:	RM (Ringgit) )

"Sale Shares"	:	600,000 (Six Hundred Thousand) Ordinary NSMH Shares to be held by the VENDOR as the beneficial owner thereof following the conversion of ICPS referred to in Recital III(D)(i)(e)

"SPA (Nadzmi)"	:	the sale and purchase agreement for the sale by the VENDOR and the purchase by Dato’ Nadzmi of 450,000 (Four Hundred and Fifty Thousand) Ordinary NSMH Shares described in Recital V and includes such variations and modifications as may be agreed between the parties thereto
"SPA (OBI)"	:	the sale and purchase agreement for the sale by the VENDOR and the purchase by the Other Bumiputera Investor of the 10% Block and includes such variations and modifications as may be agreed between the parties thereto
"VENDOR"	:	NU SKIN ENTERPRISES, INC. above described

1.2	Interpretation

1.2.1	The Annexures hereto shall be taken, read and construed as essential parts of this Agreement. The headings in this Agreement are inserted for convenience of reference only and shall not be taken, read and construed as essential parts of this Agreement.

1.2.2	All references to Annexures, Recitals and Clauses are to be construed as references to the annexures, recitals and clauses of this Agreement. All references to provisions of statutes include such provisions as modified, re-certified or re-enacted. All references to this Agreement include this Agreement as amended or modified from time to time by written agreement between the Parties. All references to a natural person shall include such person’s heirs, personal representatives, successors-in-title and permitted assigns. All references to a company shall include such company’s successors-in-title and permitted assigns.

1.2.3	Except where the context otherwise requires, words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice versa; words importing the singular number shall include the plural number and vice versa.

1.2.4	Where two or more persons or parties are included or comprised in any expression, agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons shall, unless otherwise provided herein, be deemed to be made by and be binding upon such persons jointly and severally.

1.2.5	In computing time for the purposes of this Agreement, unless the contrary intention appears, a period of days from the happening of an event or the doing of any act or thing shall be deemed to be exclusive of the day on which the event happens or the act or thing is done and if the last day of the period is a weekly or public holiday, the period shall include the next following day which is not a weekly or public holiday.

2.	CONDITIONS PRECEDENT

2.1	Approvals

The provisions of this Agreement (save for the Effective Clauses) are conditional upon the fulfilment of the following conditions within the Conditional Period:-

2.1.1	the grant by MDTCA to NSM of its approval for the issue of a DS Licence upon such terms and conditions acceptable to NSM and the VENDOR;

2.1.2	the subscription by the VENDOR of 2,500,000 (Two Million and Five Hundred Thousand) ICPS in NSMH at par payable in full upon allotment;

2.1.3	the subscription by NSMH of 2,500,000 (Two Million and Five Hundred Thousand) Ordinary NSM Shares at par to be paid in full upon allotment; and

2.1.4	the execution by the VENDOR, the PURCHASER and Dato’ Nadzmi of a Shareholders Agreement (as holders of NSMH Shares) in terms acceptable to the VENDOR.

2.2	Fulfilment of the Conditions Precedent

2.2.1	The VENDOR shall use its best endeavours to procure, at its own costs and expense, the fulfilment of the Conditions Precedent described in Clause 2.1.2 and 2.1.3.

2.2.2	The VENDOR shall procure NSM to submit the DS Application to MDTCA. The PURCHASER shall use its best endeavours to assist NSM to obtain, in a timely manner, the DS Approval and the issue of the DS Licence.

2.2.3	Each Party shall promptly sign and do all documents, acts and things required by applicable laws, regulations and guidelines to be signed and done by such Party to procure the fulfilment with all due speed of the Conditions Precedent AND, if so requested by such Party, the other Party shall, upon written request, provide such information and particulars as may be necessary or reasonably required to procure the fulfilment of the Conditions Precedent.

2.3	Approvals deemed unacceptable

The DS Approval shall be deemed not to be granted and the Conditions Precedent shall be deemed to be unfulfilled in the following cases:-

2.3.1	if MDTCA does not grant the DS Approval within the Conditional Period; and

2.3.2	if MDTCA grants (within the Conditional Period) the DS Approval upon terms and/or conditions which are unacceptable to NSM and the VENDOR and upon any appeal thereof (lodged upon terms and grounds deemed appropriate by NSM and the VENDOR), the terms and/or conditions of the DS Approval are not modified or are modified in such manner that they remain unacceptable to NSM and the VENDOR.

2.4.	Waiver & non-fulfilment of Conditions Precedent

2.4.1	The VENDOR may (but shall not be obliged to) waive or modify (by written agreement between the Parties) any of the Conditions Precedent referred to in Clauses 2.1.1 to 2.1.4 whereupon the Condition Precedent concerned shall be deemed to be (as applicable) deleted or modified as aforesaid.

2.4.2	If all or any of the Conditions Precedent (as shall not have been waived pursuant to the foregoing provisions) are not fulfilled within the Conditional Period, this Agreement shall (unless extended by written consent between the Parties) become null and void and the respective obligations of the Parties hereunder (including the Effective Clauses) shall wholly cease and no Party shall have any claim hereunder against the other Party save in respect of any antecedent breach of any provision of this Agreement.

3.	AGREEMENT FOR SALE & PURCHASE OF THE SALE SHARES

        Following the fulfilment of the Conditions Precedent, the VENDOR (as the beneficial owner of the Sale Shares) shall sell to the PURCHASER and the PURCHASER shall purchase from the VENDOR on a willing buyer and willing seller basis, the Sale Shares at the Purchase Price and upon the terms and conditions herein set forth:-

3.1	free from all charges, liens, equities, third party interest or other encumbrances whatsoever; and

3.2	with all rights, benefits and advantages attached thereto including all dividends and other distributions which may be declared, made or paid in respect of the Sale Shares subsequent to the Completion Date.

4.	COMPLETION OF THE SALE & PURCHASE OF SALE SHARES

4.1	Completion Date

If the Conditions Precedent are fulfilled (in accordance with the provisions of this Agreement) within the Conditional Period, completion of the sale and purchase hereunder of the Sale Shares shall take place simultaneously with the completion of SPA(Nadzmi) on the Completion Date at Khaw & Partners’ office at 6th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur (or such other place acceptable to the PURCHASER as the VENDOR may nominate.

4.2	VENDOR's obligations on Completion

         Unless the Parties otherwise agree in writing, the VENDOR shall, at Completion:-

4.2.1	convert 1,500,000 (One Million and Five Hundred Thousand) ICPS in NSMH held by the VENDOR into 1,500,000 (One Million and Five Hundred Thousand) Ordinary NSMH Shares;

4.2.2	cause NSMH to issue directly to the PURCHASER, such number of Ordinary NSMH Shares (as converted) as is equivalent to the Sale Shares;

4.2.3	cause NSMH to deliver to the PURCHASER, the original share certificate(s) to the Sale Shares issued in the name of the PURCHASER; and

4.2.4	cause the appointment of the PURCHASER as a director of NSMH and NSM (subject to the PURCHASER’s delivery to the VENDOR not less than 7 (Seven) days prior to the Completion Date, of 3 (Three) copies of Forms 48A of the Companies Regulations 1966 duly completed and sworn by the PURCHASER for his appointment as director of NSMH and NSM

4.3	Completion Confirmation

4.3.1	Following and subject to Completion, the Parties shall execute the Completion Confirmation.

4.3.2	The execution by a Party of the Completion Confirmation pursuant to Clause 4.3.1 shall be without prejudice to the other Party’s rights and remedies in this Agreement against the first mentioned Party none of which rights shall be deemed to be thereby waived or varied by the second mentioned Party.

4.4	Other acts & things

The VENDOR shall also execute and do, all such other documents, acts and things (if any) as the PURCHASER may reasonably require of the VENDOR to perfect the right, title and interest of the PURCHASER in and to the Sale Shares.

4.5	No Partial Completion

         Unless the VENDOR otherwise agrees in writing:-

4.5.1	the PURCHASER shall not be entitled to complete the purchase of some only of the Sale Shares and the failure by the PURCHASER to complete the purchase hereunder of any number of the Sale Shares shall accordingly be construed as a failure to complete in respect of all of the Sale Shares; and

4.5.2	the VENDOR shall be entitled, notwithstanding any provisions to the contrary herein, to terminate this Agreement if the PURCHASER fails to complete the purchase of all of the Sale Shares.

5.	PURCHASE PRICE

5.1	Payment of the Purchase Price

5.1.1	The PURCHASER acknowledge that such part of the Purchase Price remaining unpaid by the PURCHASER to the VENDOR on the Completion Date shall constitute a valid debt payable by the PURCHASER to the VENDOR upon demand by the VENDOR. At the request of the PURCHASER, the VENDOR agrees to the application by the PURCHASER of all dividends and other cash distributions (if any) made by NSMH from time to time towards payment of the Indebtedness.

5.1.2	The PURCHASER agrees and undertakes with the VENDOR that the PURCHASER shall:-

i)	pay the Indebtedness to the VENDOR upon demand by the VENDOR; and

ii)	until the Indebtedness shall be paid in full by the PURCHASER to the VENDOR, direct and authorise NSMH to pay directly to the VENDOR, all such dividends and other cash distributions (if any) as are payable by NSMH to the PURCHASER.

5.2	Interest

5.2.1	The PURCHASER shall pay to the VENDOR, interest on such part of the Purchase Price remaining unpaid from time to time at the rate of 12% (Twele Percent) per annum calculated from the due date for payment of the Purchase Price and until the date of full payment thereof.

5.2.2	The PURCHASER agrees that any payment made by or on behalf of the PURCHASER towards payment of the Indebtedness shall firstly be utilised towards settlement of the interest charged pursuant to Clause 5.2.1.

5.3.	Indebtedness as debt

The PURCHASER acknowledges that such part of the Indebtedness as remains unpaid from time to time by the PURCHASER to the VENDOR shall constitute a valid debt payable by the PURCHASER to the VENDOR in accordance with the provisions hereof and all such other documents as may be agreed upon by the Parties with or without others.

5.4.	Security

Until the full payment of Indebtedness to the VENDOR, the PURCHASER shall create in favour of and grant to the VENDOR and/or the VENDOR’s nominee, such security interest (including a charge) and powers and rights over inter alia the Sale Shares and execute and perfect such security documentation (including a memorandum of charge in such terms and conditions acceptable to the VENDOR) as the VENDOR may require to secure the payment of the Indebtedness.

5.5	Certificate

A certificate duly signed by the VENDOR stating the amount of the Indebtedness payable by the PURCHASER to the VENDOR from time to time and at any time shall be final, conclusive and binding on the PURCHASER and shall not, in the absence of manifest error, be questioned on any account.

6.	PARTIES' RESPECTIVE WARRANTIES

6.1	VENDOR's WARRANTIES

         The VENDOR hereby represents and warrants to the PURCHASER that:-

6.1.1	the statements in Recital I, II, III(A) and V are true and accurate;

6.1.2	the VENDOR will, at Completion, be the beneficial owner of the Sale Shares; and

6.1.3	the Sale Shares are free from all charges, liens, equities, third party interest or other encumbrances whatsoever.

6.2.	PURCHASER's Warranties

         The PURCHASER hereby represents and warrants to the PURCHASER that:-

6.2.1	the PURCHASER is not a bankrupt and has not committed any act of bankruptcy;

6.2.2	the PURCHASER has not committed any criminal offence;

6.2.3	the PURCHASER and his legal, financial and other advisors (if any) have the financial and business experience to make an informed decision for an investment and acquisition of the Sale Shares and the PURCHASER together with such advisors has evaluated the feasibility of an acquisition of or investment in the Sale Shares;

6.2.4	the PURCHASER and his legal, financial and other advisors (if any) have had ample opportunity to investigate the proposed business of NSMH and NSM and to review all relevant documents and to ask all such questions of such persons and representatives of the VENDOR as the PURCHASER and its advisors consider necessary for purposes of making an informed decision for an investment in and acquisition of the Sale Shares;

6.2.5	the PURCHASER has determined on the basis of his own investigation that the Purchase Price is fair and a reasonable valuation of the Sale Shares;

6.2.6	except for the representations and warranties contained in this Agreement, the PURCHASER is not relying on any representation or warranty (whether given by the VENDOR or otherwise) in making his decision to invest in and to acquire the Sale Shares; and

6.2.7	that the PURCHASER is purchasing the Sale Share for his own account, for investment purposes only, not for the account of any other person and not with a view to the distributions, assignment or resale thereof to others.

6.3	Subsistence of warranteis

The representations, warranties and agreements given or made by the respective Parties under this Agreement shall remain in full force and effect and shall continue to subsist hereafter notwithstanding Completion which will take place on the basis of the statements made herein.

6.4.	Breach of warranty before Completion

If prior to Completion, any of the representations and warranties on the part of a Party have not been carried out or complied with or are in any material respects untrue or incorrect (and in respect of any breach which is capable of remedy, such Party have failed to remedy such breach within 14 (Fourteen) days after the other Party’s written notice to the first mentioned Party requiring the same to be remedied) the second mentioned Party shall be entitled by notice in writing to the first mentioned Party to terminate this Agreement (without prejudice to the second mentioned Party’s rights and remedies at law and hereunder in respect of the first Party’s misrepresentation and/or breach of warranty).

7.	NOTICES

7.1	Written notices

Any notice or request with reference to this Agreement shall be in writing signed by the Party by whom it is served or by its solicitors and shall be deemed to be sufficiently served or given for all purposes herein on the Party to whom it is served if it is left by hand at or sent by commercial courier, registered post or facsimile (with copy by hand or commercial courier or ordinary or registered post) to (as applicable) the address of the Party to whom it is sent as set out below or the registered office for the time being of such Party or such other address as one Party may from time to time notify to the other Party in writing.

7.1.1	to the VENDOR NU SKIN ENTERPRISES, INC. 75 West Center Street Provo, Utah 84601, United States of America Telefax: 00 1 801 345 3899 Attn: ............................

7.1.2	to the PURCHASER NU SKIN ENTERPRISES, INC. KIOW KIM YOON, FRANKIE 5-C, Heng Fa Villa 100, Shing Tai Road Hong Kong Telefax: 00 852 2898 8271

7.2	Time of service

A notice sent:-

7.2.1	by facsimile (and confirmed by the delivery of a copy thereof by hand or commercial courier or ordinary or registered post) shall be deemed to have been served and received upon completion of the effective transmission of such notice and a written record of the transmission is printed out from the sender’s facsimile machine;

7.2.2	by ordinary or registered post within Malaysia shall be deemed to have been served and received on the 3rd (Third) day occurring after the date on which it is posted;

7.2.3	by an ordinary or registered post outside Malaysia shall be deemed to have been served and received on the 10th (Tenth) day occurring after the date on which it is posted;

7.2.4	by hand or commercial courier shall be deemed to have been served at the time of delivery of the notice.

8.	COSTS

8.1	Solicitors costs

        Each Party shall bear its own solicitors’ costs of and incidental to this Agreement.

8.2	Stamp duty on purchase of Sale Shares

As the intended purchaser hereunder of the Sale Shares, the PURCHASER shall bear the stamp duty chargeable on this Agreement and its acquisition of the Sale Shares (if any) and all other relevant documents incidental to this Agreement and, if relevant, any penalties for late stamping.

9.	TIME

Time wherever mentioned shall be the essence of this Agreement

10.	AUTHORITY TO EXECUTE AGREEMENT

Each of the Parties warrants to the other Party:-

10.1	that it has (as applicable) the power, authority and capacity to enter into and to execute and deliver this Agreement and to carry the terms hereof into effect; and

10.2	that it agreements and undertakings as contained in this Agreement constitute legal, valid and binding obligations on it in accordance with the provisions herein.

11.	GOVERNING LAW & JURISDICTION

        This Agreement is governed by the laws of Malaysia and subject to Clause 12, the Parties submit themselves and their assets to the non-exclusive jurisdiction of the courts in Malaysia.

12.	ARBITRATION

12.1	Reference to Arbitration

Any dispute or difference which may arise between the Parties at any time hereafter whether during the continuance in force of this Agreement or upon or after its termination, touching any matter or thing herein contained or the operation or construction of this Agreement or any matter or thing in any way connected with, arising from or in relation to this Agreement or the rights, duties, liabilities of the Parties hereunder shall be finally settled by arbitration in accordance with the United Nations Commission on International Trade Law Arbitration Rules 1976.

12.2	Arbitral Proceedings

A reference to arbitration shall be to 3 (Three) arbitrators. The arbitration shall be held in Provo, Utah, United States of America and the language to be used in the arbitral proceedings shall be English.

12.3	Interim remedies

Pending the establishment of the arbitral tribunal, the Parties may apply to the courts in Malaysia (which shall be a non-exclusive jurisdiction) for the grant of interim injunctions and orders for the protection and preservation of property subject of or relating to this Agreement.

13.	NO WAIVER

        Knowledge or acquiescence by any Party of or in any breach of any of the terms, conditions or covenants herein contained shall not operate as or be deemed to be a waiver of such terms, conditions or covenants or any of them and notwithstanding such knowledge or acquiescence, such Party shall be entitled to exercise such Party’s rights under this Agreement and to require strict performance by the other Parties of the terms, conditions and covenants herein.

14.	AMENDMENTS

        Any amendment or alteration to or modification of any part of this Agreement shall be conferred upon and determined in writing by mutual consultation between the Parties.

15.	SEVERABILIITY

        Any term, condition, stipulation, provision, covenant or undertaking in this Agreement which is illegal, void, prohibited or unenforceable shall be ineffective to the extent of such illegality, voidness, prohibitions or unenforceability without invalidating the remaining provisions hereof, and any such illegality, voidness, prohibition or unenforceability shall not invalidate or render illegal, void or unenforceable any other term, condition stipulation, provision, covenant or undertaking herein contained.

16.	ENTIRETY OF AGREEMENT

        This Agreement constitutes the sole and entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations and understandings whether written or oral between the Parties with respect to the subject matter hereof.

17.	NON-ASSIGNABILITY

        No Party shall be entitled to assign such Party’s rights and/or obligations hereunder without the prior written consent of the other Party.

18.	SUCCESSORS-IN-TITLE

        This Agreement shall be binding on the successors-in-title and permitted assigns of the VENDOR and the heirs, personal representatives and permitted assigns of the PURCHASER.

19.	COUNTERPARTS

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the Parties may execute this Agreement by signing any such counterpart.

IN WITNESS WHEREOF the Parties have hereunto executed this Agreement the day and year first above written.

SIGNED BY
D. MATTHEW DORNY
for and on behalf of
NU SKIN ENTERPRISES, INC.
the VENDOR aforesaid
in the presence of:-

.......................................
signature of witness

Name:
Passport No:

SIGNED BY
KIOW KIM YOON
the PURCHASER aforesaid
in the presence of:-                          )           .............................................
                                                                                 Kiow Kim Yoon

.......................................
signature of witness

Name:
Passport No:

This is the execution page of the Sale and Purchase Agreement dated the          day of           2001 between NU SKIN ENTERPRISES, INC. and KIOW KIM YOON, FRANKIE in respect of the sale and purchase of shares in NU SKIN MALAYSIA HOLDINGS SDN. BHD.

"Annexure 1" to the Sale and Purchase Agreement dated the        day of          2001 between NU SKIN ENTERPRISES, INC. and KIOW KIM YOON, FRANKIE

FORM OF COMPLETION CONFIRMATION

COMPLETION CONFIRMATION
issued pursuant to Clause 4.3 of the Sale and Purchase Agreement dated ........................ ("SPA") between:-

i) NU SKIN ENTERPRISES, INC ("VENDOR"); and
ii) KIOW KIM YOON, FRANKIE ("PURCHASER")

1.           We, the parties to the SPA hereby CONFIRM that Completion (as defined in the SPA) has taken place in accordance with the provisions of the SPA on the date of this confirmation.

2.          The PURCHASER's CONFIRMS:-

2.1          its receipt from the VENDOR of the original share certificate(s) to the Sale Shares issued in the name of the PURCHASER; and

2.2          that the PURCHASER has been appointed as a director of NSMH and NSM.

3.          All expressions used in this Completion Confirmation and defined in the SPA shall have the meanings given to them by the SPA.

Dated this       day of                   2001

VENDOR:- D. MATTHEW DORNY for and on behalf of NU SKIN ENTERPRISES, INC.	PURCHASER:- KIOW KIM YOON, FRANKIE